EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 [Registration No. 333-35539, No. 333-70213 and No. 333-83842] and Form S-3 [Registration No. 333-01085] of Checkpoint Systems, Inc. and its subsidiaries of our report dated March 22, 2002 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 28, 2002